Exhibit 99.1

Investor Contact:	Press Contact:

Stephanie Tawn	Bob Dorr
Niku Corporation	Niku Corporation
650-701-2732	650-298-4620
stawn@niku.com	bdorr@niku.com

For Immediate Release

NIKU REPORTS STRONG FIRST QUARTER RESULTS

License Revenue Up 97% from Prior Year

EPS $0.10 Pro Forma, $0.04 GAAP

REDWOOD CITY, CA – May 18, 2004 - Niku Corporation (Nasdaq: NIKU) today reported results for its first fiscal quarter ended April 30, 2004.

Total revenue for the first quarter was $14.4 million, up 46% from $9.8 million in the first quarter of the prior fiscal year. License revenue for the first quarter was $6.3 million, up 97% from $3.2 million in the first quarter of the prior fiscal year. Services revenue for the first quarter was $8.0 million, up 21% from $6.6 million in the first quarter of the prior fiscal year.

Pro forma net income for the first quarter was $1.3 million or $0.10 per share, up 699% from $0.2 million, or $0.02 per share, in the first quarter of the prior fiscal year. Pro forma net income for the first quarter excludes $0.6 million in restructuring charges as a result of revisions to sublease estimates for previously vacated facilities and $0.2 million in stock-based compensation charges. Pro forma information is not prepared in accordance with GAAP and may vary from company to company. On a GAAP basis, the Company’s net income for the first quarter was $0.5 million, or $0.04 per share, up 370% from $0.1 million, or $0.01 per share, in the first quarter of the prior fiscal year.

The Company ended the quarter with $24.8 million in unrestricted cash and cash equivalents, compared to $23.2 at January 31, 2004. DSO for the quarter was 61 days.

Joshua Pickus, Niku’s president and chief executive officer, said, “Our business showed strength across all geographies and all lines of business. Clarity,™ our newly introduced flagship product, gained immediate traction with Global 2000 organizations, representing 51% of license revenue for the quarter following its March 15, 2004 launch. IT Management and Governance has become a pressing issue for today’s CIO and CTO, and Niku is leading the way in providing the solutions they need.”

Highlights of the Quarter

In addition to strong year-over-year growth in license revenue, total revenue and earnings per share, the following are highlights of the first quarter:

•	Sequential license revenue growth of 3% and total revenue growth of 8% relative to the fourth quarter, notwithstanding first quarter seasonality

•	Strong contributions from the U.S., EMEA, and APAC, with newly opened APAC contributing almost 15% of license revenue

•	Accelerated new customer growth, with 20 new customers added

•	Broad-based customer contribution, with leading customers in a wide range of industries, including:

•	Telecommunications: SingTel Optus

•	Financial Services: ABN AMRO, Brown Brothers Harriman and Halifax Bank of Scotland

•	Healthcare: Gene Logic, PacifiCare and Philips Medical Systems

•	Government: U.S. Centers for Medicaid and Medicare, Pennsylvania Department of Transportation, Australian Roads and Traffic Authority and Central Justitieel Incasso Bureau

•	Positive cash flow of $1.6 million, representing year-over-year and sequential increases

•	Stock market listing moved from NASDAQ SmallCap System to NASDAQ National Market System

Conference Call and Business Outlook

Niku’s management will review the financial results for the quarter and provide an outlook on Niku’s business in a conference call at 2:00 p.m. Pacific Time today, May 18, 2004. The conference call can be accessed via live webcast at http://investor.niku.com. Interested parties should access the site, downloading any necessary audio software, at lease fifteen minutes prior to the call.

About Niku Corporation

Niku Corporation (Nasdaq: NIKU) is the leading vendor of IT Management and Governance (IT-MG) software. More than 400,000 users at industry leaders such as 3M, BellSouth, Harrah’s Entertainment, HSBC, Nissan, Unilever and Visa International depend on Niku to maximize their Return on IT. Niku’s Global 2000 Proven capabilities make it the leading solution for Product Development Planning and Management, and Professional Services Automation, in addition to IT-MG. Niku Corporation is a publicly held company with a global presence. For more information, contact info@niku.com or visit www.niku.com.

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Note: Niku and the Niku logo are registered trademarks of Niku Corporation. Clarity and the Clarity logo are trademarks of Niku Corporation.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties concerning Niku’s expected financial performance as well as Niku’s strategic and operational plans. These statements are not guarantees of future performance. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. All forward-looking statements included in this release or the conference call, including our “Business Outlook,” are based on information available to Niku as of the date of the release, and the Company assumes no obligation to update any such forward-look statements. Risks and uncertainties associated with the Company’s business include, but are not limited to, weakness in the general economy, or in IT spending in particular, lack of market acceptance of our products, difficulties in retaining and attracting qualified employees, and competition. These and additional risks and uncertainties associated with the Company’s business that may cause actual results to differ from those contained in forward-looking statements are discussed in greater detail in the Company’s Form 10-K, filed on April 14 , 2004 and in its other filings with the SEC, which are on file with the SEC and available at the SEC’s website at http://www.sec.gov/

NIKU CORPORATION

GAAP Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended April 30,
	2004	2003
Revenue:
License	$6,331	$3,213
Maintenance and service	8,022	6,626

Total revenue	14,353	9,839

Cost of revenue	3,854	2,626

Gross profit	10,499	7,213

Operating expenses:
Sales and marketing	5,420	3,582
Research and development	1,976	1,897
General and administrative	1,800	1,537
Restructuring charge	647	—
Stock-based compensation	176	61

Total operating expenses	10,019	7,077

Operating income	480	136
Interest and other income (expense), net	(1)	(34)

Net income	$479	$102

Net income per share:

Net income - basic	$0.04	$0.01

Weighted average common shares - basic	12,116	10,433

Net income - diluted	$0.04	$0.01

Weighted average common shares - diluted	12,895	10,678

NIKU CORPORATION

GAAP Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	April 30, 2004	January 31, 2004
ASSETS

Current assets:
Cash and cash equivalents	$24,796	$23,200
Current portion of restricted cash	880	—

Total cash, cash equivalents and current portion of restricted cash	25,676	23,200

Accounts receivable, net	9,705	7,794
Prepaid expenses and other current assets	2,080	2,345

Total current assets	37,461	33,339
Restricted cash	228	1,108
Property and equipment, net	1,197	1,281
Deposits and other assets	458	888

Total assets	$39,344	$36,616

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,076	$320
Accrued liabilities	6,772	7,075
Accrued restructuring	2,151	1,812
Bank borrowings and other short-term obligations	4,437	4,371
Deferred revenue	9,754	9,305

Total current liabilities	24,190	22,883

Long-term accrued restructuring	6,339	6,430
Long-term portion of bank borrowings and other obligations	145	108

Total liabilities	30,674	29,421

Stockholders’ equity	8,670	7,195

Total liabilities and stockholders’ equity	$39,344	$36,616

NIKU CORPORATION

Pro Forma Condensed Consolidated Statements of Income (1)

(in thousands, except per share data)

(unaudited)

	Three Months Ended April 30,
	2004	2003
Revenue:
License	$6,331	$3,213
Maintenance and service	8,022	6,626

Total revenue	14,353	9,839

Cost of revenue	3,854	2,626

Gross profit	10,499	7,213

Operating expenses:
Sales and marketing	5,420	3,582
Research and development	1,976	1,897
General and administrative	1,800	1,537

Total operating expenses	9,196	7,016

Operating income	1,303	197
Interest and other income (expense), net	(1)	(34)

Net income	$1,302	$163

Net income per share:

Net income - basic	$0.11	$0.02

Weighted average common shares - basic	12,116	10,433

Net income - diluted	$0.10	$0.02

Weighted average common shares - diluted	12,895	10,678

(1)	The pro forma statements of operations are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). They should be read only in conjunction with the preceding statements of operations prepared in accordance with GAAP and the reconciliation of GAAP net income to pro forma net income on the next page.

NIKU CORPORATION

Reconciliation of GAAP Net Income to Pro Forma Net Income (1)

(in thousands, except per share data)

(unaudited)

	Three Months Ended April 30,
	2004	2003
GAAP net income	$479	$102
Restructuring and other	647	—
Stock-based compensation	176	61

Pro forma net income	$1,302	$163

Net income per share:

Net income - basic	$0.11	$0.02

Weighted average common shares - basic	12,116	10,433

Net income - diluted	$0.10	$0.02

Weighted average common shares - diluted	12,895	10,678

(1)	The pro forma statements of operations are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). They should be read only in conjunction with the preceding statements of operations prepared in accordance with GAAP.